                               OPTION CERTIFICATE
                          (Non-Statutory Stock Option)

         THIS IS TO CERTIFY that 3D Systems Corporation, a Delaware corporation (the "Company"), has granted to the Non-Employee Director named below a non-statutory stock option (the "Option") to purchase shares of the Company's Common Stock (the "Shares") upon the terms and conditions as follows:

                  Name of Optionee:

                  Address of Optionee:

                  Number of Shares:

                  Option Exercise Price:    $       per share

                  Date of Grant:

                  Option Expiration Date:

         Exercise Schedule: The Option shall become exercisable in three annual installments of $2,500 shares of Common Stock each (or the number of adjusted or substituted shares, described below), on the first, second and third anniversaries of the Date of Grant. Installments shall be cumulative, and the Option may be exercised as to any and all shares of Common Stock covered by an installment at any time after the installment becomes exercisable and prior to the expiration or termination of the Option.

         Summary of Other Terms: This Option is defined in the Stock Option Agreement (Non-Statutory Stock Option) (the "Option Agreement") which is attached to this Option Certificate (the "Certificate") as Annex I. This Certificate summarizes certain of the provisions of the Option Agreement for your information, but is not complete. Your rights are governed by the Option Agreement, not by this summary. The Company strongly suggests that you carefully review the full Option Agreement prior to signing this Certificate or exercising the Option.

         Among the terms of the Option Agreement are the following:

         Cessation of Service as a Director: While the Option terminates on the Option Expiration Date, it will terminate earlier if you cease to be a Director of the Company. If your directorship ends due to any reason other than resignation, removal for cause or death, the Option is exercisable at any time prior to the earlier to occur of the Option Expiration Date or three years from the date of such termination. If your directorship terminates due to resignation or removal for cause, any outstanding portion of the Option which is not exercisable immediately prior to such resignation or removal shall terminate immediately upon such resignation or removal. If your directorship terminates due to death while serving on the Board, any outstanding portion of this Option shall become exercisable in full at any time prior to the earlier to occur of the Expiration Date or three years after the date of death. If your directorship terminates due to death after ceasing to serve as a Director, and during such period when the Option is exercisable, the Option will be exercisable at any time prior to the earlier to occur of (i) the Option Expiration Date or (ii) the later of (a) three years following the date you cease serving as a Director and
(b) one year following the date of death. See Paragraph 5 of the attached Option Agreement.

         Transfer:   The  Option  is  personal  to  you,  and  cannot  be  sold, transferred, assigned or otherwise disposed of to any other person, except on your death. See Paragraph 16(d) of the attached Option Agreement.

         Exercise: You can exercise the Option (once it is exercisable), in whole or in part, by delivering to the Company a Notice of Exercise identical to Exhibit "A" attached to the Option Agreement, accompanied by payment of the Exercise Price for the Shares to be purchased. The Company may require you to submit certain written reassurances to the Company with respect to your status as a shareholder. The Company will then issue a certificate to you for the Shares you have purchased. You are under no obligation to exercise the Option. See Paragraph 4 of the attached Option Agreement.

         Adjustments upon Recapitalization: The Option contains provisions which affect your rights in the event of stock splits, stock dividends, mergers and other major corporate reorganizations. See Paragraph 7 of the attached Option Agreement.

         Waiver: By signing this Certificate, you will be agreeing to all of the terms of the Option Agreement, including those not summarized in this Certificate. You will waive your rights to options or stock which may otherwise have been promised to you. See Paragraph 9 of the attached Option Agreement.

         Withholding: The Company may require you to make any arrangements necessary to insure the proper withholding of any amount of tax, if any, required to be withheld by the Company as a result of the exercise of the Option. See Paragraph 14 of the attached Option Agreement.

                                    AGREEMENT

         3D Systems Corporation, a Delaware corporation (the "Company"), and the above-named person (the "Optionee") each hereby agrees to be bound by all of the terms and conditions of the Stock Option Agreement (Non-Statutory Stock Option) which is attached hereto as Annex I and incorporated herein by this reference as if set forth in full in this document.

DATED:
      ----------------------
                                   3D SYSTEMS CORPORATION

                                   By:

                                   Its:     Vice President and General Counsel

                                   OPTIONEE

                                   Name:

                                   (Please   print  your  name exactly  as you
                                   wish it to appear on  any stock certificates
                                   issued to you upon    exercise   of   the
                                   Option)

                                     ANNEX I

                             STOCK OPTION AGREEMENT
                          (Non-Statutory Stock Option)

         This STOCK OPTION AGREEMENT (this "Option Agreement") is made and entered into as of the execution date of the Option Certificate to which it is attached (the "Certificate") by and between 3D Systems Corporation, a Delaware corporation (the "Company"), and ____________________ ("Optionee").

         Pursuant to the 3D Systems Corporation 1996 Non-Employee Director's Stock Option Plan (the "Plan"), the Compensation Committee (the "Committee") of the Board of Directors of the Company has authorized the grant to Optionee of a non-statutory stock option to purchase shares of the Company's Common Stock (the "Common Stock"), subject to approval by the Company's shareholders and upon the terms and subject to the conditions set forth in this Option Agreement and in the Plan.

         The Company and Optionee agree as follows:

         1.       Grant of Option.

                  The Company hereby grants to Optionee the right and option (the "Option"), upon the terms and subject to the conditions set forth in this Option Agreement, to purchase in whole or in part, that number of shares of the Common Stock (the "Shares") set forth in the Certificate at the Option Exercise Price set forth in the Certificate (the "Exercise Price").

         2.       Term of Option.

                  The Option shall terminate and expire on the Option Expiration Date set forth in the Certificate, unless sooner terminated as provided herein. In no event shall the Option be exercisable after the expiration of ten years from the date it was granted.

         3.       Exercise Period.

                  (a) Subject to the provisions of Sections 3(b) and 5 of this Option Agreement, the Option shall become exercisable (in whole or in part) upon and after the dates set forth under the caption "Exercise Schedule" in the Certificate. The installments shall be cumulative; i.e., the Option may be exercised, as to any or all Shares covered by an installment, at any time or times after the installment first becomes exercisable and until expiration or termination of the Option.

                  (b) Notwithstanding anything to the contrary contained in this Option Agreement, the Option may not be exercised, in whole or in part, unless and until any then-applicable requirements of all federal, state and local laws and regulatory agencies shall have been fully complied with to the satisfaction of the Company and its counsel.

         4.       Exercise of Option.

                  There is no obligation to exercise the Option, in whole or in part. The Option may be exercised, in whole or in part, only by delivery to the Company of:

                  (a) written Notice of Exercise identical to Exhibit "A" attached to the Option Agreement stating the number of shares of Common Stock then being purchased (the "Purchased Shares");

                  (b) payment of the Exercise Price of the Purchased Shares, either (1) in cash (including check, bank draft or money order) at the time the Option is exercised, (2) delivery to the Company of other shares of Common Stock having a fair market value on the date of exercise equal to the Option Exercise Price for the Shares being purchased; except that (A) any portion of the Option Exercise Price representing a fraction of a Share shall in any event be paid in cash and (B) no shares of the Common Stock which have been held for less than six months may be delivered in payment of the Option Exercise Price, or (3) by use of a broker or other agent, or (4) any combination thereof; and

                  (c) if requested by the Company, a letter of investment intent in such form and containing such provisions as the Company may require.

                  The exercise of the Option shall not be deemed to occur and no shares of Common Stock will be issued by the Company upon exercise of the Option until the Company has received payment of the Option Exercise Price in full. The date of the exercise of a stock option shall be determined under procedures established by the Committee, and, as of the date of exercise, the person exercising the Option shall be considered for all purposes to be the owner of the Shares with respect to which the Option has been exercised.

                  This Option shall not be exercisable during the first six months of its term except in case of death as provided in Paragraphs 5 and 7(b). Subject to Paragraph 5, each stock option shall be exercisable for ten years from the Date of Grant.

                  Fair market value of the Common Stock shall be the mean between the following prices, as applicable, for the date as of which fair market value is to be determined as quoted in The Wall Street Journal (or in such other reliable publication as the Committee, in its discretion, may determine to rely upon): (i) if the Common Stock is listed on a United States securities exchange, the highest and lowest sales prices per share of Common Stock for such date on the principal United States securities exchange on which the Common Stock is listed, or (ii) if the

Common Stock is not listed on any such exchange, the highest and lowest sales prices per share of the Common Stock for such date on the Nasdaq National Market or any successor system then in use. If there are no such sale price quotations for the date as of which fair market value is to be determined but there are such sale price quotations within a reasonable period both before and after such date, then fair market value shall be determined by taking an average of the means between the highest and lowest sales prices per share of the Common Stock as so quoted on the nearest date before and the nearest date after the date as of which fair market value is to be determined. If there are no such sale price quotations on or within a reasonable period both before and after the date as of which fair market value is to be determined, then fair market value of the Common Stock shall be the mean between the bona fide bid and asked prices per share of Common Stock as so quoted for such date on Nasdaq, or if none, the average of the means between such bid and asked prices on the nearest trading date before and the nearest trading date after the date as of which fair market value is to be determined, if both such dates are within a reasonable period. If the fair market value of the Common Stock cannot be determined on the basis set forth above, the Committee shall in good faith determine the fair market value of the Common Stock as of such date.

                  Following receipt of the notice and payment referred to above, the Company shall issue and deliver to Optionee a stock certificate or stock certificates evidencing the Purchased Shares; provided, however, that the Company shall not be obligated to issue a fraction or fractions of a share of its Common Stock, and may pay to Optionee, in cash or by check, the fair market value of any fraction or fractions of a share exercised by Optionee, which fair market value shall be determined as set forth in the preceding paragraph.

         5.       Termination of Services.

                  (a) If Optionee ceases to be a Director of the Company for any reason other than resignation, removal for cause, or death, any outstanding portion of this Option held by Optionee shall be exercisable by Optionee (but only if and to the extent exercisable by Optionee immediately prior to ceasing to be a Director) at any time prior to the expiration date of this Option or within three years after the date Optionee ceases to be a Director, whichever is the shorter period;

                  (b) If, during his or her term of office as a Director, Optionee resigns from the Board or is removed from office for cause, any outstanding portion of this Option held by Optionee which is not exercisable by Optionee immediately prior to resignation or removal shall terminate as of the date of resignation or removal, and any outstanding portion of this Option held by Optionee which is exercisable by Optionee immediately prior to resignation or removal shall, to the extent then exercisable, be exercisable by Optionee at any time prior to the expiration date of this Option or within three months after the date of resignation or removal of Optionee, whichever is the shorter period;

                  (c) Following the death of Optionee during service as a Director of the Company, any outstanding portion of this Option held by Optionee at the time of death (whether or not exercisable by Optionee immediately prior to death) shall be exercisable in full, and without regard to the provisions of the Exercise Schedule, by the person entitled to do so under the will of Optionee, or, if Optionee shall fail to make testamentary disposition of this Option or shall die intestate, by the legal representative of Optionee at any time prior to the expiration date of this Option or within three years after the date of death of Optionee, whichever is the shorter period;

                  (d) Following the death of Optionee after ceasing to be a Director and during a period when this Option is exercisable under clause (i) above, this Option shall be exercisable by such person entitled to do so under the will of Optionee or by such legal representative at any time during the shorter of the following two periods: (A) until the expiration date of this Option or (B) until three years after Optionee ceased being a Director or one year after the date of death of Optionee (whichever is longer); and

                  (e) Following the death of Optionee after ceasing to be a Director and during a period when this Option is exercisable under clause (ii) above, this Option shall, to the extent exercisable on the date the person ceased to be a Director, be exercisable by such person entitled to do so under the will of Optionee or by such legal representative at any time prior to the expiration date of this Option or within one year after the date of death, whichever is the shorter period.

         6.       Restrictions on Purchased Shares.

                  None of the Purchased Shares shall be transferred (with or without consideration), sold, offered for sale, assigned, pledged, hypothecated or otherwise disposed of (each a "Transfer") and the Company shall not be required to register any such Transfer and the Company may instruct its transfer agent not to register any such Transfer, unless and until all of the following events shall have occurred:

                  (a) the Purchased Shares are Transferred pursuant to and in conformity with an effective registration statement filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), and any applicable securities laws of any state of the United States, or there exists a valid exemption from registration under the Act and compliance with all relevant state securities laws; and

                  (b)  Optionee  has,  prior to the  Transfer of such  Purchased
Shares, provided all relevant information to Company's counsel so that upon Company's request, Company's counsel is able to, and actually prepares and delivers to the Company a written opinion that the proposed Transfer (i) (x) is pursuant to a registration statement which has been filed with the Commission and is then effective, or (y) is exempt from registration under the Act as then in effect, and the Rules and Regulations of the Commission thereunder; and (ii) is either qualified or registered under any applicable state securities laws, or exempt from such qualification or registration. The Company shall bear all reasonable costs of preparing such opinion.

                  Any attempted Transfer which is not in full compliance with this Section 6 shall be null and void ab initio, and of no force or effect.

         7.       Adjustments upon Recapitalization.

                  (a) Subject to the provisions of Section 7(b), if any change is made in the Common Stock subject to the Option without receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company) the Option will be appropriately adjusted in the class(es) and maximum number of shares subject to the Option pursuant to Section 1, and the outstanding Option will be appropriately adjusted in the class(es) and number of shares and price per share of stock subject to such outstanding Option. Such adjustments shall be made by the Committee, the determination of which shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a "transaction of not involving the receipt of consideration by the Company".)

                  (b) Notwithstanding any other provision contained in the Plan, in case any "Paragraph 7 Event" occurs all outstanding stock options shall become immediately and fully exercisable whether or not otherwise exercisable by their terms.

                  (c) For purposes of this Paragraph 7, a specified percentage of "Voting Power" of a company shall mean such number of the Voting Shares as shall enable the holders thereof to cast such percentage of all the votes which could be cast in an annual election of directors (without consideration of the rights of any class of stock other than the common stock of the company to elect directors by a separate class vote); and "Voting Shares" shall mean all securities of a company entitling the holders thereof to vote in an annual election of directors (without consideration of the rights of any class of stock other than the common stock of the company to elect directors by a separate class of vote).

                  (d) A "Paragraph 7 Event" shall mean the date upon which the stockholders of the Company shall approve a merger, consolidation, share exchange, division or sale or other disposition of assets of the Company as a result of which the stockholders of the Company immediately prior to such transaction shall not hold, directly or indirectly, immediately following such transaction a majority of the Voting Power of (i) in the case of a merger or consolidation, the surviving or resulting corporation, (ii) in the case of a share exchange, the acquiring corporation or (iii) in the case of a division or a sale or other disposition of assets, each surviving, resulting or acquiring corporation which, immediately following the transaction, holds more than 10% of the consolidated assets of the Company immediately prior to the transaction.

         8.       No Rights as Director.

                  Nothing in this Agreement shall confer any right to any person to continue as a Director of the Company, or interfere in any way with the rights of the stockholders of the Company or the Board of Directors to elect or remove Directors.

         9.       Waiver of Rights to Purchase Stock.

                  By signing this Option Agreement, Optionee acknowledges and agrees that neither the Company nor any other person or entity is under any obligation to sell or transfer to Optionee any option or equity security of the Company, other than the shares of Common Stock subject to the Option and any other right or option to purchase Common Stock which was previously granted in writing to Optionee by the Committee. By signing this Option Agreement, Optionee specifically waives all rights which he or she may have had prior to the date of this Option Agreement to receive any option or equity security of the Company.

         10.      Investment Intent.

                  Optionee represents and agrees that if he or she exercises the Option in whole or in part, and if at the time of such exercise the Plan and\or the Purchased Shares have not been registered under the Act, he or she will acquire the Shares upon such exercise for the purpose of investment and not with a view to the distribution of such Shares issued upon their conversion, and that upon each exercise of the Option he or she will furnish to the Company a written statement to such effect.

         11.      Legend on Stock Certificates.

                  Optionee  agrees  that  all   certificates   representing  the
Purchased Shares will be subject to such stock transfer orders and other restrictions (if any) as the Company may deem advisable under the rules, regulations and other requirements of the Commission, any stock exchange upon which the Common Stock of the Company is then listed and any applicable federal or state securities laws, and the Company may cause a legend or legends to be put on such certificates to make appropriate reference to such restrictions.

         12.      No Rights as Shareholder.

                  Except as provided in Section 7 of this Option Agreement, Optionee shall have no rights as a shareholder with respect to the Shares until the date of the issuance to Optionee of a stock certificate or stock certificates evidencing such Shares. Except as may be provided in Section 7 of this Option Agreement, no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued.

         13.      Modification.

                  The Committee (or a committee thereof, excluding the Optionee) may modify, extend or renew the Option or accept the surrender of, and authorize the grant of a new option in substitution for, the Option (to the extent not previously exercised). No modification of the Option shall be made which, without the consent of Optionee, would alter or impair any rights of the Optionee under the Option.

         14.      Withholding.

                  The Company shall be entitled to require as a condition of delivery of any Purchased Shares upon exercise of any Option that the Optionee agree to remit, at the time of such delivery or at such later date as the Company may determine, an amount sufficient to satisfy all federal, state and local withholding tax requirements relating thereto, and Optionee agrees to take such other action required by the Company to satisfy such withholding requirements.

         15.      Character of Option.

                  The Option is not intended to qualify as an "incentive stock option" as that term is defined in Section 422 of the Code.

         16.      General Provisions.

                  (a) Further Assurances. Optionee shall promptly take all actions and execute all documents requested by the Company which the Company deems to be reasonably necessary to effectuate the terms and intent of this Option Agreement.

                  (b)  Notices.  All  notices,   requests,   demands  and  other
communications under this Option Agreement shall be in writing and shall be given to the parties hereto as follows:

                                 (i)        If to the Company, to:

                                            3D Systems Corporation
                                            26081 Avenue Hall
                                            Valencia, CA 91355

                                (ii) If to Optionee, to the address set forth in the records of the Company,

or at such other address or addresses as may have been furnished by such either party in writing to the other party hereto. Any such notice, request, demand or other communication shall be effective (i) if given by mail, 72 hours after such communication is deposited in the mail by first-class certified mail, return receipt requested, postage prepaid, addressed as aforesaid, or (ii) if given by any other means, when delivered at the address specified in this subparagraph (b).

                  (c) Transfer of Rights under this Option Agreement. The Company may at any time transfer and assign its rights and delegate its obligations under this Option Agreement to any other person, corporation, firm or entity, including its officers, directors and stockholders, with or without consideration.

                  (d) Option Non-Transferable. Optionee may not sell, transfer, assign or otherwise dispose of the Option except by will or the laws of descent and distribution and the Option may be exercised during the lifetime of the Optionee only by the Optionee or by his or her guardian or legal representative.

                  (e) Market Stand-Off. In the event of an underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act of 1933, as amended, including the Company's initial public offering. Optionee shall not sell, make any short sale of, loan, hypothecate, pledge, grant any option for the repurchase of, or otherwise dispose or Transfer for value or otherwise agree to engage in any of the foregoing transactions with respect to any Shares or Common Stock without the prior written consent of the Company or its underwriters, for such period of time from and after the effective date of such registration statement as may be requested by the Company or such underwriters (the "Market Stand-Off"); provided, however, that in no event shall such period exceed one hundred-eighty (180) days. The Market Stand-Off shall terminate following the expiration of the two-year period immediately following the effective date of the Company's initial public offering.

                  (f) Successors and Assigns. Except to the extent specifically limited by the terms and provisions of this Option Agreement, this Option Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, heirs and personal representatives.

                  (g) Governing Law. THIS OPTION AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE IN, AND TO BE PERFORMED WITHIN, THAT STATE.

                  (h) The Plan. This Option Agreement is made pursuant to the Plan, and it is intended, and shall be interpreted in a manner, to comply therewith. Any provision of this Option Agreement inconsistent with the Plan shall be superseded and governed by the Plan.

                  (i) Miscellaneous. Titles and captions contained in this Option Agreement are inserted for convenience of reference only and do not constitute a part of this Option

Agreement for any other purpose. Except as specifically provided herein, neither this Option Agreement nor any right pursuant hereto or interest herein shall be assignable by any of the parties hereto without the prior written consent of the other party hereto.

         The Signature Page to this Option Agreement consists of the last page of the Certificate.

                                   Exhibit "A"

                               NOTICE OF EXERCISE

                 (To be signed only upon exercise of the Option)

TO:      3D Systems Corporation

         The undersigned, the holder of the enclosed Stock Option Agreement (Non-Statutory Stock Option), hereby irrevocably elects to exercise the purchase rights represented by the Option and to purchase thereunder _________ * shares of Common Stock of 3D Systems Corporation (the "Company"), and herewith encloses payment of $__________ and/or _________ shares of the Company's Common Stock in full payment of the purchase price of such shares being purchased.

Dated:
      -----------


                                    -------------------------------------------
                                    (Signature must conform in all respects to name of holder as specified on the face of the Option)


                                    -------------------------------------------
                                    (Please Print Name)


                                    -------------------------------------------
                                    (Address)

         * Insert here the number of Shares called for on the face of the Option (or, in the case of a partial exercise, the number of Shares being exercised), in either case without making any adjustment for additional Shares or other securities or property which, pursuant to the adjustment provisions of the Option, may be deliverable upon exercise.